SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2013

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to a Material Definitive Agreement

On September 26, 2013, the PACCAR Engine Company, a wholly owned subsidiary of PACCAR Inc, signed a Second Amendment to Memorandum of Understanding with the State of Mississippi and certain state and local supporting governmental entities regarding incentives in consideration of the commitment to establish an engine plant in Columbus, Mississippi. The amendment extends the date for the company to meet certain employment levels at the facility.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amendment, which will be filed with the Securities and Exchange Commission as an exhibit to PACCAR Inc’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2013.

The Memorandum of Understanding is filed as Exhibit 10.1 to PACCAR Inc’s Current Report on Form 8-K filed May 16, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date: September 27, 2013	By:	/s/ Dave Anderson
D. C. Anderson
Vice President and General Counsel